UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2012

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road St. Louis, MO	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Overview. On April 30, 2012, a subsidiary of Viasystems Group, Inc. (the “Company”), Viasystems, Inc. (the “Issuer”), issued $550 million aggregate principal amount of its 7.875% Senior Secured Notes due 2019 (the “Notes”) under an indenture, dated as of April 30, 2012 (the “Indenture”), among the Issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes were sold pursuant to a purchase agreement dated April 24, 2012 among the Issuer, the guarantors named therein and Goldman, Sachs & Co., as the representative of the several initial purchasers, at a price of 100% of their par value. A copy of the Indenture is filed herewith as Exhibit 4.1.

A portion of the net proceeds from the sale of the Notes are being held in escrow pending closing of the Company’s merger (the “DDi Merger”), pursuant to the definitive Agreement and Plan of Merger dated April 3, 2012 (the “DDi Merger Agreement”) among the Company, DDi Corp. (“DDi”) and Victor Merger Sub Corp., a wholly owned subsidiary of the Company. The remaining net proceeds will be used to redeem the entire $220.0 million aggregate principal amount of the Issuer’s outstanding 12.0% Senior Secured Notes due 2015.

The Notes will mature on May 1, 2019. The Issuer will pay interest on the Notes on May 1 and November 1 of each year through May 1, 2019, commencing on November 1, 2012. Interest on the Notes will accrue at a rate of 7.875% per annum and be payable in cash.

Guarantees. All of the Issuer’s current and future domestic subsidiaries, other than certain immaterial subsidiaries, have or will jointly and severally and unconditionally guarantee the Notes on a senior secured basis.

Security. The Notes and the related guarantees will be secured, together with any shared lien obligations, equally and ratably by security interests in substantially all of the assets of the Issuer and the guarantors except for certain excluded assets. The collateral trustee will hold liens on the collateral in trust for the benefit of the noteholders and the holders of any shared lien obligations, subject to the liens securing the obligations of the Issuer under the Loan and Security Agreement, dated as of February 16, 2010, by and among the Issuer, Viasystems Technologies Corp., L.L.C., Viasystems Corporation, Viasystems International, Inc., Merix Asia, Inc., the parties thereto from time to time as lenders (the “Lenders”) and Wells Fargo Capital Finance, LLC, as administrative agent for the Lenders (the “First Lien Agent”) and any additional senior debt incurred by the Issuer in the future that is permitted under the terms of the Indenture to be secured by a first-priority lien in the collateral, and certain other permitted liens.

Ranking. The Notes are the Issuer’s senior secured obligations and rank equally in right of payment with all of the Issuer’s existing and future senior debt. The Notes and the related guarantees are effectively subordinated to any obligations that are secured by any of the Issuer’s assets that are not part of the collateral for the Notes and the related guarantees, as applicable to the extent of the value of the assets securing such obligations. In addition, the Notes and the related guarantees are effectively subordinated to any obligations of the Issuer’s subsidiaries that are not guarantors of the Notes.

Security Documents. The Issuer, the guarantors named therein and Wilmington Trust, National Association, as the collateral trustee (the “Collateral Trustee”), have entered into, and expect to enter into in the future, security documents that define the terms and the security interests that secure the Notes and the guarantees with respect to the collateral. The collateral trust agreement, dated April 30, 2012, among the Issuer, the guarantors named therein and the Collateral Trustee is filed herewith as Exhibit 10.1.

Intercreditor Arrangements. The Issuer, the Collateral Trustee and the First Lien Agent, have entered into an intercreditor agreement, dated April 30, 2012, which governs the respective rights of the Collateral Trustee and the First Lien Agent in the collateral (the “Intercreditor Agreement”). The Intercreditor Agreement is filed herewith as Exhibit 10.2.

Special Partial Mandatory Redemption

The Notes offering was not conditioned on the closing of the DDi Merger and there can be no assurance that the DDi Merger will be consummated. The initial purchasers deposited approximately $309.3 million of the net proceeds of this offering (the “Escrow Amount”) into an escrow account, which is an amount sufficient to redeem $300.0 million aggregate principal amount of the Notes (the “Redeemable Notes Amount”) on the latest possible special partial mandatory redemption date. The Escrow Amount will be used to fund a special partial mandatory redemption in the event that the DDi Merger is not consummated on or prior to August 15, 2012 (or such later date through September 15, 2012 as may be extended due to antitrust review pursuant to the DDi Merger Agreement), or if prior to such date, the DDi Merger Agreement is terminated, subject to certain conditions (the earlier of such dates, the “Acquisition Deadline”). In such event, the Redeemable Notes Amount will be redeemed pro rata at a redemption price equal to the offering price of the notes plus accrued interest to, but not including, the redemption date if the DDi Merger is not consummated by the Acquisition Deadline on substantially the terms described in the escrow and security agreement dated April 30, 2012 by and between the Issuer and Wilmington Trust, National Association in its capacity as escrow agent. Notes to be redeemed will be selected on a pro rata basis from all the notes.

Optional Redemption.

At any time prior to May 1, 2015, the Issuer may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a premium equal to the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of: (a) the present value at such redemption date of (A) the redemption price of the note at May 1, 2015 (such redemption price being set forth in the table below), plus (B) all required interest payments due on the note through May 1, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points, over (b) the principal amount of the Notes on the redemption date.

On or after May 1, 2015, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	105.906%
2016	103.938%
2017	101.969%
2018 and thereafter	100.000%

At any time after the date that the funds in the escrow account have been released to fund the DDi Merger or the special partial mandatory redemption and prior to May 1, 2015, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the indenture (minus, if the acquisition has not occurred, the amount sufficient to redeem $300.0 million aggregate principal amount of the Notes) at a redemption price equal to 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date, in an amount not to exceed the net cash proceeds received by Viasystems from one or more equity offerings of Issuer or a contribution to Issuer’s common equity capital made with the net cash proceeds of a concurrent equity offering of the Company or any direct or indirect parent company of the Issuer; provided that at least 65% of the aggregate principal amount of Notes originally issued under the indenture (excluding (a) if the acquisition has not occurred, the amount sufficient to redeem $300.0 million aggregate principal amount of the Notes and (b) notes held by the Issuer and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and provided further the redemption occurs within 180 days of the date of the closing of such Equity Offering.

In addition, at any time and from time to time after March 1, 2013 and prior to May 1, 2015, but not more than once in any twelve-month period (the first of which such periods will begin on March 1, 2013), the Issuer may redeem in each such twelve-month period up to 10% of the aggregate principal amount of Notes issued under the indenture (minus, if the acquisition has not occurred, the amount sufficient to redeem $300.0 million aggregate principal amount of the Notes), at a redemption price of 103% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control. If a change of control occurs (pursuant to the Indenture), the Issuer must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Asset Sale Proceeds. If the Issuer sell assets under certain circumstances (pursuant to the Indenture), the Issuer must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Covenants. The Indenture contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s or its restricted subsidiaries’ assets;

•	enter into transactions with affiliates; and

•	designate the Issuer’s or the restricted subsidiaries’ subsidiaries as unrestricted.

No Registration Rights. Holders of the Notes do not have the benefit of any exchange or registration rights.

Events of Default. The Indenture provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts, the failure of any guaranty by a significant party to be in full force and effect and if security interest on the collateral ceases to be in full force and effect, except as otherwise permitted under the Indenture, the security documents is declared invalid or unenforceable. If any such event of default occurs, it may permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

On May 2, 2012, the Company executed a supplemental indenture (the “Supplemental Indenture”) to the Indenture. The Supplemental Indenture amends the Indenture to add a parent guarantee from the Company to the Notes. A copy of the Supplemental Indenture is filed as Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 30, 2012, among Viasystems, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

4.2	Supplemental Indenture, dated as of May 2, 2012, among Viasystems Group, Inc., Viasystems, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

10.1	Collateral Trust Agreement, dated as of April 30, 2012, among Viasystems, Inc., the guarantors named therein, Wilmington Trust, National Association as trustee and collateral trustee, and the other parity lien representatives from time to time party thereto

10.2	Intercreditor Agreement, dated as of April 30, 2012, among Viasystems, Inc., the grantors named therein, Wells Fargo Capital Finance, LLC, in its capacity as collateral agent for the First Lien Claimholders and Wilmington Trust, National Association, in its capacity as collateral trustee for the Second Lien Claimholders

Additional Information and Where to Find It

DDi has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed merger with Viasystems. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from DDi by contacting Investor Relations by telephone at (714) 688-7200, or by going to DDi’s Investor Relations page on its corporate web site at www.ddiglobal.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller and Chief
Accounting Officer

Date: May 2, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture, dated as of April 30, 2012, among Viasystems, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

4.2	Supplemental Indenture, dated as of May 2, 2012, among Viasystems Group, Inc., Viasystems, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

10.1	Collateral Trust Agreement, dated as of April 30, 2012, among Viasystems, Inc., the guarantors named therein, Wilmington Trust, National Association as trustee and collateral trustee, and the other parity lien representatives from time to time party thereto

10.2	Intercreditor Agreement, dated as of April 30, 2012, among Viasystems, Inc., the grantors named therein, Wells Fargo Capital Finance, LLC, in its capacity as collateral agent for the First Lien Claimholders and Wilmington Trust, National Association, in its capacity as collateral trustee for the Second Lien Claimholders